CONTACT:  Bruce Zurlnick                             Melissa Myron/Rachel Albert
          Senior Vice President and                  Financial Dynamics
          Chief Financial Officer                    (212) 850-5600
          Finlay Enterprises, Inc.
          (212) 808-2800

FOR IMMEDIATE RELEASE
---------------------

               FINLAY ENTERPRISES SIGNS NEW LICENSE AGREEMENT WITH
                           FEDERATED DEPARTMENT STORES
              ~ Three-Year Agreement Covers Four Macy's Divisions ~

NEW YORK, NY, NOVEMBER 15, 2005 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a
leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, today announced it has signed a new three year agreement with Federated Department
Stores, Inc. (NYSE: FD) for the four Macy's divisions in which Finlay currently operates, Macy's South, Macy's Midwest (currently Famous Barr), Macy's North
(currently Marshall Field's) and Macy's Northwest. The new agreements were negotiated as a result of Federated's recent acquisition of The May Department
Stores Company and the merged companies' subsequent divisional realignment.

The new agreement is three years in length, running through January 31, 2009, which is one year longer than the term of the previous contract. Currently, 316 stores are covered by the agreement, which has substantially the same rent terms as the prior contract. In addition, the new agreement eliminates all non-compete provisions from the previous May Company contracts that required Finlay to obtain May Company's permission before opening a department or store within a ten mile radius of a May Company store.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises,
Inc., commented, "The new lease agreement builds on our long-term relationship with Federated, which dates back to 1983, and provides a platform from which we can continue our strong partnership. We are enthusiastic about moving forward with the newly-structured Macy's divisions and working with them to create an exciting and successful business. In addition, the elimination of the non-compete provisions marks an important step in giving us the opportunity to expand our business and diversify beyond the traditional department store sector."

These agreements have no impact on the Bloomingdales or Lord & Taylor divisions whose contracts, which cover a total of 88 doors, currently run through February
3, 2007. In 2004, the Company achieved sales of approximately $465 million from the six Federated divisions with which it now does business.

The Company will report full results for the third quarter on November 17, 2005.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States with sales of $923.6 million in fiscal 2004. The number

of locations at the end of the third quarter of fiscal 2005 totaled 1,009, including 34 Carlyle specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the
Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by
Finlay or any other person that the events or circumstances described in such statement are material.

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